UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GEORESOURCES, INC.
(Name of Registrant as Specified in Its Charter)
NONE.
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

GEORESOURCES, INC.
(Name of Registrant as Specified in Its Charter)

NONE.

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

September 30, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, October 29, 2009, at 2:00 p.m., Mountain Standard Time, at 1625 Broadway, Suite 1600, Denver, Colorado 80202.  The other directors and officers join me in extending this invitation.

It is important that your shares are represented at the meeting.  If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

A form of proxy is enclosed.  To assure that your shares will be voted at the meeting, please complete and sign the enclosed postage paid proxy, and return it promptly. No additional postage is required if mailed in the United States.  Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

FRANK A. LODZINSKI
President and Chief Executive Officer

GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629
___________________________________________________

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
To be held on October 29, 2009
___________________________________________________

TO OUR SHAREHOLDERS:

The 2009 Annual Meeting (the “Meeting”) of Shareholders of GeoResources, Inc. will be held at 1625 Broadway, Suite 1600, Denver, Colorado 80202, on Thursday, October 29, 2009, at 2:00 p.m., Mountain Standard Time, for the following purposes:

1.  To elect seven directors for the ensuing year; and

2.  To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record at the close of business on September 15, 2009, are entitled to notice of and to vote at the Meeting.

Shareholders are requested to sign and date the enclosed proxy, and return it to our offices.  The proxy requires no postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Cathy Kruse

CATHY KRUSE
Corporate Secretary
September 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
 FOR THE SHAREHOLDER MEETING TO BE HELD
 OCTOBER 29, 2009

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about September 30, 2009, and by notifying you of the availability of our proxy materials on the Internet.  These proxy materials and our 2008 Annual Report on Form 10-K/A are available at http://www.geoiproxy.com.

GeoResources, Inc.
110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629

PROXY STATEMENT
Annual Meeting of Shareholders To Be Held On October 29, 2009
----------------------------------------------------

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying proxy is solicited by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 2:00 p.m., Mountain Standard Time, on Thursday, October 29, 2009, at 1625 Broadway, Suite 1600, Denver, Colorado 80202, for the following purposes:

1.  To elect seven directors for the ensuing year; and

2.  To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and solicitation material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us.  Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to our Secretary or by attending the Meeting and voting in person.  At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy or by signing, dating, and returning to us a new proxy.  We will honor the proxy with the latest date.  If the enclosed proxy is executed properly and returned in time to be voted at the Meeting, the shares represented will be voted as instructed.  Proxies which are signed but which lack any voting instructions will be voted in favor of the slate of directors proposed by the Board of Directors and will be deemed to grant discretionary authority to vote upon any other matters properly before the Meeting.

If your shares are held in “street name” by your broker, a bank, or other nominee, you should receive this proxy statement from them with instructions for voting your shares.  Please respond quickly so that they may represent you.

If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called “broker non-votes”), that person can vote them as he or she sees fit only on matters that self regulatory organizations determine to be routine.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

The mailing address of our principal executive office is 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629.  This Proxy Statement and the accompanying proxy card were mailed to our shareholders on or about September 30, 2009.

Our Board of Directors fixed September 15, 2009 as the record date for the determination of shareholders entitled to vote at the Meeting.  Persons who were not shareholders on that date will not be allowed to vote at the Meeting.

At the close of business on September 15, 2009, there were issued and outstanding 16,241,717 shares of our common stock, our only outstanding class of voting equity securities.  A majority of the shares of common stock outstanding must be represented at the Meeting in person or by proxy to constitute a quorum transaction of the business that is properly brought before the Meeting.  Holders of the common stock are entitled to one vote per share held as of the record date.  Cumulative voting in the election of directors is not permitted.

In the election of directors, the seven nominees with the highest number of votes cast in their favor will be elected as directors to our Board of Directors assuming a quorum is present at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of September 15, 2009 by:

•	each person whom we know beneficially owns more than 5% of our common stock;

•	each director proposed to be elected to our Board of Directors at the Meeting;

•	each of our executive officers; and

•	our directors and executive officers as a group.

Names and Addresses of Beneficial Owner (1)	AMOUNT OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)

Frank A. Lodzinski (3) (4) (10) 110 Cypress Station Drive - Suite 220 Houston, Texas 77090	1,888,493	11.6%

Collis P. Chandler, III (5) 475 Seventeenth Street - Suite 1210 Denver, CO 80202	1,496,932	9.2%

Francis M. Mury 110 Cypress Station Drive - Suite 220 Houston, TX 77090	100,000	*

Howard E. Ehler (6) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	40,053	*

Robert J. Anderson (7) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	60,766	*

Christopher W. Hunt 200 Filmore Street - No. 408 Denver, CO 80206	45,000	*

Jay F. Joliat (8) 36801 Woodward Avenue - Suite 301 Birmingham, MI 48009	520,000	3.2%

Scott R. Stevens (9) 301 South College Street - 12th Floor Charlotte, NC 28288	—	*

Names and Addresses of Beneficial Owner (1)	AMOUNT OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (2)

Michael A. Vlasic (4) (10) 38710 Woodward Avenue Bloomfield Hills, MI 48304	4,585,203	28.2%

Nick Voller 222 University Avenue Williston, ND 58801	—	*

Officers and Directors (10) as a Group - (ten persons)	7,151,244 Direct and Indirect	44.0%

Wachovia Capital Partners 2005 LLC (9) 301 South College Avenue Charlotte, NC 28288	1,688,860	10.4%

Vlasic FAL, L.P. (4) 110 Cypress Station Drive - Suite 220 Houston, Texas 77090	1,585,203	9.8%

VILLCo Energy, L.L.C. (4) 38710 Woodward Avenue Bloomfield Hills, MI 48304	3,000,000	18.5%

Chandler Energy, LLC (5) 475 Seventeenth Street - Suite 1210 Denver, CO 80202	1,496,932	9.2%

* Less than 1%

(1)	Unless otherwise indicated, the shares are held directly in the names of the named beneficial owners and each person has sole voting and sole investment power with respect to the shares.

(2)	Percentages are based on 16,241,717 shares of our common stock, excluding treasury shares, which were issued and outstanding as of September 15, 2009.

(3)	Includes 157,157 shares of common stock owned by Mr. Lodzinski, 58,700 shares held by Mr. Lodzinski’s spouse and 87,433 shares held by Azure Energy LLC, which is wholly owned by Mr. Lodzinski.

(4)
Vlasic FAL, L.P., a Texas limited partnership, is managed by VL Energy LLC, a Texas limited liability company and general partner. All of the membership interest in VL Energy LLC are owned by Frank A. Lodzinski. Mr. Lodzinski and Mr. Vlasic indirectly own all of the limited partnership interests of Vlasic FAL, L.P., through limited liability companies that they control, and that each of Mr. Lodzinski and Mr. Vlasic own in part, with the remaining owners consisting primarily of family members. The entity controlled by Mr. Vlasic that is the limited partner of Vlasic FAL, L.P. has the right to remove the general partner at any time. Vlasic FAL, L.P. directly owns 1,585,203 shares of the Company, or 9.8% of the issued and outstanding common stock of the Company. Based on the legal structure of Vlasic FAL, L.P., Mr. Lodzinski and Mr. Vlasic are beneficial owners of all of the shares of common stock held by Vlasic FAL, L.P., and share the right to vote and dispose of these shares. In addition, the total shares shown for Mr. Vlasic include 3,000,000 shares held by VILLCo Energy, L.L.C. for which Mr. Vlasic serves as Chief Executive Manager.

(5)	Includes 1,496,932 shares of common stock held in the name of Chandler Energy, LLC, which is solely owned by Mr. Chandler.

(6)	Includes 4,261 shares of common stock held by Mr. Ehler in an Individual Retirement Account.

(7)	Includes 21,304 shares of common stock held by Mr. Anderson in an Individual Retirement Account.

(8)
Includes 245,000 shares of common stock owned directly by Mr. Joliat and 275,000 shares of common stock which is owned through trusts of which Mr. Joliat is trustee. Includes 25,063 shares of common stock owned by Mr. Joliat’s wife.

(9)
Mr. Stevens is a member of the managing member of Wachovia Capital Partners 2005, LLC, which owns 1,688,860 shares of the Company’s common stock. Mr. Stevens disclaims beneficial ownership of all such securities, except to the extent of his pecuniary interest therein. These securities may be deemed to be beneficially owned by (a) Wachovia Capital Partners GP I, LLC, the managing member of Wachovia Capital Partners 2005, LLC, and (b) Scott B. Pepper, Fredrick W. Eubank, II and L. Watts Hamrick, III, the managers of Wachovia Capital Partners GP I, LLC. Each of Messrs. Pepper, Eubank and Hamrick disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(10)	This number includes only the 1,585,203 shares of common stock in the name of Vlasic FAL, L.P. once, in which Mr. Vlasic and Mr. Lodzinski may be each considered beneficial owners of those shares.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the number of directors shall not be less than three nor more than ten.  Our Bylaws allow the Board of Directors to set the number of directors subject to our Articles of Incorporation.  In the election of directors, each proxy will be voted for each of the nominees listed in the table below unless the proxy withholds authority to vote for one or more of the nominees. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be duly elected and shall qualify.

If, prior to the Meeting, it should become known to the Board of Directors that any one of the nominees named below will be unable to serve as a director after the Meeting, the proxy will be voted for substitute nominee(s) selected by the Board of Directors.  The Board has no reason to believe that any of the nominees will be unable to serve.  In the election of directors, the number of nominees equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, will be elected to the Board of Directors, assuming a quorum is present at the Meeting.

The following table provides certain information with respect to our nominees for directors.

NAME OF NOMINEE	AGE	CURRENT POSITION(S) WITH THE COMPANY	DIRECTOR SINCE

Frank A. Lodzinski	60	President, Chief Executive Officer and Director (1)	2007

Collis P. Chandler, III	41	Executive Vice President and Chief Operating Officer Northern Region and Director (1)	2007

Christopher W. Hunt	41	Director (2) (3) (4)	2007

Jay F. Joliat	53	Director (2) (3) (4)	2007

Scott R. Stevens	36	Director (3) (4)	2007

Michael A. Vlasic	48	Director (1)	2007

Nick L. Voller	59	Director (5)	2004

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Audit Committee since 2004.

Frank A. Lodzinski has over 35 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company for $35 million. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc. In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. for $135 million. In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. to direct the restructuring and ultimate liquidation of that company.  In 2003, AROC, Inc. completed a $71 million monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. As part of that liquidation, Mr. Lodzinski was responsible for and oversaw petitions for liquidation under Federal bankruptcy laws, of two AROC Inc. subsidiaries, Latex Petroleum Corporation, an Oklahoma corporation and Source Petroleum Inc., a Louisiana corporation. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation. On April 17, 2007, Mr. Lodzinski became President and Chief Executive Officer of GeoResources.  He is a certified public accountant and holds a BSBA Degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Collis P. Chandler, III has been President and sole owner of Chandler Energy, LLC since its inception in July 2000. From 1988-2000, Mr. Chandler was employed by The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. In 1998, he was promoted to Vice President of Business Development.  Mr. Chandler received a Bachelor's of Science Degree from the University of Colorado, Boulder in 1992.

Christopher W. Hunt has been a founder and President of Knightsbridge Capital, LLC, a private investment firm in Denver, Colorado, since 2002.  Prior to founding Knightsbridge Capital, Mr. Hunt served as a Vice President at the Anschutz Corporation, from 1997 to 2001, where he provided financial, investment and merger and acquisition services for the company's investment portfolio and served in the Denver and London, England, offices.  Previously, Mr. Hunt served in the private investment group of Bechtel Enterprises in San Francisco, California from 1996 to 1997. Mr. Hunt holds a Bachelor's Degree from Yale University (1990) and a Master's Degree in Business from the J.L. Kellogg School of Management at Northwestern University (1995).

Jay F. Joliat has, for more than the past six years, been an independent investor and developer in commercial, industrial and garden style apartment real estate and development, residential home building, restaurant ownership and management, as well as venture private equity in generic pharmaceuticals, medical devices and oil and gas. He previously formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton and Dean Witter Reynolds. He holds a Bachelor of Arts Degree in Management and Finance from the Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of Business of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., a company with a class of equity securities registered under the Securities Exchange Act of 1934, and served in various capacities on the audit, executive and compensation committees.

Scott R. Stevens has served on the Board of Managers of Southern Bay Energy, LLC since March 2005. He is a Vice President of Wachovia Capital Partners, which he originally joined in 1999. Wachovia Capital Partners was the principal investing arm of the Wachovia Corporation and is now a division of Wells Fargo Bank. He is a graduate of the University of North Carolina at Chapel Hill and has an MBA from the Graduate School of Business at Stanford University.

Michael A. Vlasic has served on the Board of Managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a director of Texoil, Inc., a company with a class of equity securities registered under the Securities Exchange Act of 1934, where he served on the Executive Committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past five years he has been Chief Executive Manager of Vlasic Investments LLC. He is a graduate of Brown University.

Nick L. Voller has been one of GeoResources’ directors since March 2004.  For over the past five years, he has been a partner with Voller Brakey Stillwell & Suess, P.C., a CPA firm located in Williston, North Dakota.  He is a 1972 graduate of the University of North Dakota.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

BOARD OF DIRECTORS

During the year ended December 31, 2008, our Board of Directors held two meetings. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During the year ended December 31, 2008, the Board effected one action by unanimous written consent.

While we do not have a formal policy regarding our Board members’ attendance at the Annual Meeting of Shareholders, we have historically scheduled a meeting of the Board of Directors on the same day as our annual meeting so our Board members typically attend the Annual Meeting of Shareholders.  In 2008, all members of our Board of Directors attended our Annual Meeting of Shareholders.

Independence of Directors

The rules of the Nasdaq Stock Market require that a majority of the Board of Directors be independent directors.  In May 2009, we reviewed the independence of our directors.  During this review, the Board of Directors considered transactions and relationships between each director, or any member of his family, and us and our subsidiaries.  As a result of this review, the Board of Directors has determined that a majority of the directors who have been nominated for election are independent under the Nasdaq listing standards.  Our independent directors are: Messrs. Hunt, Joliat, Stevens and Voller.

Committees of the Board of Directors

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee whose functions are described below:

Audit Committee

Members: Directors Joliat (Chairman), Hunt and Voller
Number of Meetings in 2008: Four
Functions:

•
Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	Hires the independent auditors;

•	Monitors the independence and performance of the Company’s independent auditors and internal auditors;

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors; and

•	Oversees compliance with the Company’s policies for conducting business, including ethical business standards.

The Board of Directors adopted an Audit Committee Charter in 2000 and subsequently amended and restated the Charter in March, 2004, which is available on our website at www.georesourcesinc.com.

Our Board of Directors has determined that Mr. Voller qualifies as an “audit committee financial expert” as that term is defined in the NASDAQ and SEC rules.

Our common stock is quoted on the Nasdaq Stock Market. Pursuant to Nasdaq rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”. Our Board of Directors has determined that all members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.

Nominating Committee

Members : Directors Stevens (Chairman), Hunt and Joliat
Number of Meetings in 2008: One.

On April 17, 2007, the Board of Directors adopted a resolution appointing a Nominating Committee comprised solely of directors who meet the independence requirements set forth in NASDAQ Rule 4200 and within the meaning of the rules and regulations of the SEC. On July 9, 2007, the Board of Directors approved a charter for the Nominating Committee which is available on our website, www.georesourcesinc.com. All of the research regarding director nominees for the 2007 annual meeting was performed by the entire Board of Directors sitting as a nominating committee prior to the April 17, 2007. After formation of the Nominating Committee in 2007 and the information was then referred to the Nominating Committee. The Committee followed the Board’s previous policy of nominating board candidates based on whom they believe will be effective in serving the long-term interests of the Company and its shareholders. Candidates were evaluated based upon their backgrounds and the need for any required expertise on the Board and its committees.

Our Nominating Committee will consider a candidate for a director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to the GeoResources, Inc., Board of Directors, Nominating Committee, Attn: Chairman, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Nominating Committee in determining the qualifications of the individual. The Nominating Committee will consider all candidates, whether recommended by shareholders or members of management. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

Compensation Committee

Members : Directors Joliat (Chairman), Hunt and Stevens
Number of Meeting in 2008: Two

On April 17, 2007, the Board of Directors adopted a resolution appointing a Compensation Committee comprised solely of directors who meet the independence requirements set forth in NASDAQ Rule 4200 and within the meaning of the rules and regulations of the SEC. On July 9, 2007, the Board of Directors approved a charter for the Compensation Committee which is available on our website, www.georesourcesinc.com. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, this Committee approves the compensation of the Chief Executive Officer, Chief Financial Officer, and any other officers deemed appropriate. The Compensation Committee does not anticipate utilizing any compensation consultants at this time. Our Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for other executive officers and recommend director compensation.

Executive Committee

Under the Company’s current Bylaws, Article III, Section 12, the Chairman of the Board can appoint other committees in addition to the three current standing committees: Audit, Compensation, and Nomination. On April 17, 2007, the Chairman appointed an Executive Committee to be a working committee, assigned with regular tasks outlined by our Board of Directors. The Chairman of this committee is Frank A. Lodzinski, with members Collis P. Chandler, III and Michael A. Vlasic. The Board of Directors has not adopted a charter for the Executive Committee.

Code of Ethics

Our Board of Directors has adopted a Code of Business Ethics (“Code”), which is posted on our website, www.georesourcesinc.com. Our shareholders may also obtain a copy of our Code by requesting it in writing at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 or by calling (281) 537-9920.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

•	We will comply with all laws, rules and regulations;

•	Our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	Our directors, officers, and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our code also contains procedures for employees to report, anonymously or otherwise, violations of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) during 2008, we are not aware of any director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the year except for Wachovia Capital Partners 2005, LLC, who did not file five of its Form 4s timely. All of these filings disclosed a series of related transactions by Wachovia Capital Partners 2005, LLC over the course of seven days in June, 2008.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table below. As more fully described below, the Compensation Committee of the Board of Directors reviews and recommends to the full Board of Directors the total direct compensation programs for our named executive officers. Our Chief Executive Officer, Frank A. Lodzinski, reviews the base salary, discretionary annual bonus and long-term compensation levels for the other named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy is to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow and profitability, and enhance shareholder value through a compensation program that attracts and retains highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect our growth while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

The compensation committee believes compensation should include the following components:

•	A base salary that is commensurate with other small, independent oil and gas companies and provides a living wage for our executive officers;

•	Discretionary annual incentive compensation to reward hard work, individual responsibility and productivity, reserve growth, performance and profitability; and

•	Long-term incentive compensation in the form of stock options.

The compensation committee periodically reviews data about the compensation of executives in the oil and gas industry but does not conduct an in-depth review of comparable companies. Based on this review, we believe that the elements of our executive compensation program are comparable to those offered by our industry competitors.

Elements of Our Compensation Program

The compensation program for our executive officers is composed of three principal components: base salary, discretionary annual incentive compensation and long-term incentive compensation in the form of stock options.

Base Salary. Base salaries (paid in cash) for our executives are established based on the scope and responsibilities, taking into account what we believe to be a fair working salary for executives in these positions, as well as competitive market compensation paid by peer companies for similar positions. All of our named executive officers have worked with or for our Chief Executive Officer, Frank A. Lodzinski, for several years. From time to time, we review our executives’ base salaries in comparison to salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually and adjusted from time to time to realign salaries after taking into account individual responsibilities, performance, experience and other criteria. We rely on the advice of Mr. Lodzinski in setting base salaries for our named executive officers other than him.

The compensation committee reviews, taking into account the Chief Executive Officer’s recommendations, the base salaries for the named executive officers, except for the Chief Executive Officer, in the first quarter of each year. New base salary amounts are based on an evaluation of individual performance and expected future performance. On February 3, 2009, the compensation committee approved base salaries for our named executive officers commencing at the discretion of the Chief Executive Officer, Frank A. Lodzinski, but no earlier than April 1, 2009.

Discretionary Annual Incentive Compensation. The compensation committee recommends to the Board, and the Board subsequently approves, any annual bonuses for each named executive officer. On February 3, 2009, the compensation committee approved payment of bonuses to executive officers for 2008.

Long Term Incentive Compensation. We believe the use of stock options creates an ownership culture that encourages the long-term performance of our executive officers. In March 2007, our shareholders approved the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Plan”). In October 2007, we issued options to the named executive officers as set forth in the table below. On the grant date all of these options were not in the money and the option exercise prices are escalated. Also on February 3, 2009, the Compensation Committee approved stock option grants to the named executive officers to purchase our common stock pursuant to our 2004 Plan. Fifty percent of the stock options are exercisable at $8.50 per share and fifty percent are exercisable at $10.00 per share. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of ten years and are subject to the terms and conditions of the 2004 Plan. These options were not “in the money” at the date of grant in order to provide incentive for the named executive officers to continue to work diligently to increase the shareholder value through their ongoing full-time efforts. All of the above options will vest upon a change in control of the Company. We have no employment agreements with our named executive officers.

Recent Actions. The 2008 bonus payments, 2009 base salaries and the February 2009, stock option grants are set forth in the table below.

Officer	2008 Bonus Amount ($)	2009 Base Salary ($)	Stock Option (Common Stock)(#)

Frank A. Lodzinski, Principal Executive Officer and Chairman of the Board of Directors	20,000	200,000	100,000

Collis P. Chandler, III, Executive Vice President and Chief Operating Officer – Northern Region	17,500	160,000	50,000

Francis M. Mury, Executive Vice President and Chief Operating Officer - Southern Region	17,500	165,000	50,000

Howard E. Ehler, Principal Financial Officer and Principal Accounting Officer	17,500	160,000	50,000

Robert J. Anderson, Vice President, Business Development - Acquisitions and Divestitures	17,500	160,000	50,000

In 2007, the merger with Southern Bay was completed and a significant amount of work was performed by all named executive officers. However, the compensation committee, upon the advice of the Chief Executive Officer, determined that no bonus would be paid to the named executive officers other than to Jeffery P. Vickers, the former Principal Executive Officer and Principal Accounting Officer, who was instrumental in completing the merger. For 2008, all of the named executive officers contributed significantly to the Company’s success and the Company completed acquisitions, divested non-core properties, and achieved several other strategic objectives for the year. Accordingly, the 2008 bonus payments will be made if the Company’s cash flow is sufficient as determined in the sole discretion of the Chief Executive Officer.

Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan, established many years ago. Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 4% of the employee’s compensation.

All full time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Accounting and Tax Considerations

Our option award policies have been impacted by the implementation of Statement of Financial Accounting Standards No. 123(R), which we adopted on January 1, 2006.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on the tax deduction of any publically-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the executive officer is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Executive Compensation

Summary Compensation Table

The following table presents the aggregate compensation earned by our named executive officers for the three fiscal years ended December 31, 2008. We do not have any employment contracts with any of our named executive officers. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table.

Name and Principal Position	Year	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Frank A. Lodzinski, Principal Executive Officer and Chairman of the Board of Directors (1)	2008	—	—	118,500	—	—	281,000
	2007	—	—	27,055	—	—	177,055

Collis P. Chandler, III, Executive Vice President and Chief Operating Officer – Northern Region (1)	2008	—	—	79,000	—	—	229,000
	2007	—	—	18,995	—	—	118,995

Francis M. Mury, Executive Vice President and Chief Operating Officer - Southern Region (1)	2008	22,500	—	79,000	—	—	245,250
	2007	—	—	17,561	—	—	142,561

Howard E. Ehler, Principal Financial Officer and Principal Accounting Officer (1)	2008	27,500	—	55,300	—	—	202,800
	2007	—	—	11,862	—	—	116,862

Robert J. Anderson, Vice President, Business Development - Acquisitions and Divestitures (1)	2008	27,500	—	59,250	—	—	221,750
	2007	—	—	12,812	—	—	132,812

Jeffrey P. Vickers, Vice President Northern Region (April 17, 2007 - September 30, 2008) Principal Executive and Principal Accounting Officer (2006 - April 16, 2007).	2008	—	—	—	—	—	104,858
	2007	46,478	—	—	—	—	175,961
	2006	—	—	—	10,372	6,393	144,652

(1)	These named executive officers were not officers of the Company prior to the merger on April 17, 2008.

The grants for option awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123(r). The terms of the option grants are set forth below in the table “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year End

Name (a)	Number of Securities Underlying Unexercised / Exercisable Options	% of Total Options Granted to Employees in Fiscal Year (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Unexercised In- The-Money Options / SARs at Year-End ($) (g) **	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Frank A. Lodzinski, CEO	75,000	19.9%	$8.27	Oct 10, 2017	75,000	31,500
	37,500	19.9%	$9.56	Oct 10, 2017	37,500	N/A
	37,500	19.9%	$9.56	Oct 10, 2017	37,500	N/A	N/A	N/A

Howard E. Ehler, CFO	35,000	9.3%	$8.27	Oct 10, 2017	35,000	14,700
	17,500	9.3%	$9.56	Oct 10, 2017	17,500	N/A
	17,500	9.3%	$9.56	Oct 10, 2017	17,500	N/A	N/A	N/A

Collis P. Chandler, III	50,000	13.2%	$8.27	Oct 10, 2017	50,000	21,000
	25,000	13.2%	$9.56	Oct 10, 2017	25,000	N/A
	25,000	13.2%	$9.56	Oct 10, 2017	25,000	N/A	N/A	N/A

Francis M. Mury	50,000	13.2%	$8.27	Oct 10, 2017	50,000	21,000
	25,000	13.2%	$9.56	Oct 10, 2017	25,000	N/A
	25,000	13.2%	$9.56	Oct 10, 2017	25,000	N/A	N/A	N/A

Robert J. Anderson	37,500	9.9%	$8.27	Oct 10, 2017	37,500	15,750
	18,750	9.9%	$9.56	Oct 10, 2017	18,750	N/A
	18,750	9.9%	$9.56	Oct 10, 2017	18,750	N/A	N/A	N/A

** Valued at market close price on December 31, 2008 of $8.69 per share.

Option Grants in Last Two Fiscal Years.  During 2008 we granted 25,000 options to non-offer employees under the Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Plan”). We granted an aggregate of 765,000 stock options in October 2007 of which 495,000 were granted to the named executive officers. If within the duration of any of the remaining outstanding options there is a corporate merger consolidation, acquisition of assets or other reorganization and if such transaction affects the optioned stock, the optionee will thereafter be entitled to receive, upon exercise of his option, those shares or securities that he would have received had the option been exercised prior to the transaction and the optionee had been a shareholder with respect to such shares. One half of the 2007 options are exercisable on October 10, 2009; and an additional 25% of the options are exercisable on each yearly anniversary thereafter, until October 10, 2011, when 100% of the options are exercisable.

The Compensation Committee for our Board of Directors administers the outstanding options.

Options Granted Subsequent to Year-end. On February 3, 2009, the Compensation Committee of the Board of Directors granted additional options to officers and board members under the 2004 Plan to purchase an additional 500,000 shares of our common stock. These options vest at the rate of 25% per year beginning February 3, 2010, at exercise prices of $8.50 for 250,000 shares and $10.00 for the remaining 250,000 shares. These options, if not exercised, will expire February 3, 2019. The closing price of our stock on the date of the grant was $7.62.

On March 26, 2009, the Company granted additional options to key employees under the 2004 Plan to purchase an additional 225,000 shares of common stock. These options vest at a rate of 25% per year beginning February 3, 2010, at an exercise price of $8.50 for 112,500 shares and $10.00 for the remaining 112,500 shares. These options, if not exercised, will expire March 26, 2019. The closing price of our stock on the date of the grant was $7.16.

In 2007, our shareholders adopted the 2004 Plan. The 2004 Plan reserves 2,000,000 shares of our common stock for either nonstatutory options or incentive stock options that may be granted pursuant to the terms of the plan.

Of the 2,000,000 reserves shares, 690,000 shares remained outstanding as of March 25, 2009. Under the terms of the 2004 Plan, the option price can not be less than 100% of the fair market value of the common stock of the Company on the date of grant, and if the optionee owns more than 10% of the voting stock, the option price per share can not be less than 110% of the fair market value.

Director Compensation

The following table sets forth all compensation paid to our directors in 2008.

Name of Director	Fees Earned or Paid In Cash ($)
Frank A. Lodzinski	—
Collis P. Chandler, III	—
Christopher W. Hunt	—
Jay F. Joliat	—
Michael A. Vlasic	—
Scott R. Stevens	—
Nick L. Voller	—

Non-Employee Director Compensation

On February 3, 2009, the Compensation Committee of the Board of Directors of the Company adopted a compensation structure for non-employee directors effective for fiscal 2009. Each non-employee director will receive annual compensation of $23,000; each member of the Audit Committee will receive an additional $8,000 per year; and each member of the Compensation Committee will receive an additional $4,000 per year. Additionally, each non-employee director was granted stock options under the 2004 Plan to purchase 40,000 shares of common stock with exercise prices of $8.50 for 20,000 shares and $10.00 per share for the remaining 20,000 shares. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of ten years and are subject to the terms and conditions of the 2004 Plan. The February 3, 2009, closing price of our common stock was $7.62 per share.

Employment Contracts and Termination of Employment Agreements

We have no employment contracts in place with any of our executive officers, who serve at the will of our Board of Directors. We also have no compensatory plan or arrangement with respect to any executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with us and our subsidiaries, or as a result of a change-in-control of the Company or a change in the executive officers’ responsibilities following a change-in-control.

Certain Relationships and Related Transactions

In July 2007, the Company acquired certain oil and gas properties from officers and key employees for $1,075,000, including cash of $856,000 and the issuance of 30,406 shares of common stock at $7.19 per share. Also, in July 2007, the Company issued 100,000 shares of common stock for cash of $719,000 to three individuals, including two members of the board of directors and an affiliate of one of our directors.

Accounts receivable at December 31, 2008 and 2007, includes $2,311,000 and $3,360,000 respectively, due from SBE Partners LP (“SBE Partners”). Accounts receivable at December 31, 2008, also includes $594,000 due from OKLA Energy Partners LP. Both of these partnerships are oil and gas limited partnerships for which a subsidiary of the Company serves as general partner. These amounts represent the limited partnerships’ share of property operating expenditures incurred by operating subsidiaries of the Company on their behalf, as well as accrued management fees. Accounts payable at December 31, 2008 and 2007, includes $9,333,000 and $9,538,000, respectively, due to the SBE Partners for oil and gas revenues collected on its behalf. Accounts payable at December 31, 2008, also includes $977,000 due to OKLA Energy for oil and gas revenues collected on its behalf.

The Company earned partnership management fees during the years ended December 31, 2008, 2007, and 2006 of $1,725,000, $969,000, and $260,000 respectively.

Subsidiaries of the Company operate the majority of oil and gas properties in which the two limited partnerships have an interest. Under this arrangement, the Company collects revenues from purchasers and incurs property operating and development expenditures on each partnership’s behalf. These revenues are paid monthly to each partnership, which in turn reimburses the Company for the partnership’s share of expenditures.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

During fiscal 2008, Jay F. Joliat served as Chairman of the Compensation Committee and Christopher W. Hunt and Scott R. Stevens served as Committee members. None of the Company’s Compensation Committee members was, during the past fiscal year, an officer or employee of the Company, nor is any member a former employee of the Company. None of the Compensation Committee members and none of the Company’s executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2008.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees GeoResources, Inc.'s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.  In reliance on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 and our Proxy Statement to be filed in connection with our 2009 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE
Jay F. Joliat (Chairman)
Christopher W. Hunt
Scott R. Stevens

 INDEPENDENT PUBLIC ACCOUNTANTS

Our independent public accounting firm is Grant Thornton LLP (“Grant Thornton”).  This firm has audited our financial statements for 2008.  A representative of Grant Thornton is not expected to be present at the Meeting but, if present, will respond to appropriate questions.

The audit reports of Grant Thornton on the consolidated financial statements of the Company as of and for the year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Our former independent public accounting firm was Richey, May & Co., P.C., (“Richey”), of Englewood, Colorado.  Richey audited our financial statements for 2005 and 2006.  On July 6, 2007, Richey was dismissed as our independent registered public accounting firm. The decision to change accountants was made by the Audit Committee of our Board of Directors and was made to further consolidate the Company’s accounting functions in Houston, Texas.

The audit reports of Richey on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the fiscal years ended December 31, 2005 and 2006 there was not: (1) a “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Richey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused Richey to make reference in connection with its opinion to the subject matter of the disagreement, or (2) a “reportable event” (included in Item 304(a)(1)(v) of Regulation S-K and its related instructions).

During the two fiscal years ended December 31, 2006, and through July 10, 2007, the date of the engagement of Grant Thornton as the independent registered public accounting firm of the Company, neither the Company nor anyone on its behalf consulted with Grant Thornton on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in each case where a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a “disagreement,” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a “reportable event” (included in Item 304(a)(1)(v) of Regulation S-K).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2008 and 2007, we paid the following fees to our principal independent public accountants:

	2008	2007
Audit Fees (1)	$312,565	$239,475
Tax Fees	--	--
Total	$312,565	$239,475

(1)           Includes services relating to review of our Quarterly Reports on Form 10-Q.

To help assure independence of the independent auditors, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of our principal independent public accountants or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules.  This policy is set forth in our Amended Audit Committee Charter.  Of the fees shown in the table which were paid to our principal independent public accountants, 100% were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of our Board of Directors by providing oversight of our financial management, independent auditors and financial reporting procedures.  An amended Audit Committee Charter was adopted in 2004.  Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements.  The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditors.  In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence.  The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the fees and costs billed and expected to be billed by the independent auditors for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

The Audit Committee has discussed with the independent auditors, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee

Jay F. Joliat (Chairman)
Christopher W. Hunt
Nick L. Voller

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2010 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 by May 28, 2010.  The proposal should be sent to the attention of our Secretary.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders.  These procedures require that shareholders must submit nominations or items of business in writing to the Secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2010 Annual Meeting no later than 45 days in advance of the 2010 Annual Meeting if it is being held within 30 days preceding the anniversary date (October 29, 2009) of this year’s Meeting, which is a reasonable time before the Company will begin printing and sending its proxy materials.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.  These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

Our Annual Meeting of Shareholders is generally held on the last Thursday of October or the first Thursday of November.  Assuming that our 2010 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by September 14, 2010, which is a reasonable time before the Company will begin printing and sending its proxy materials.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested.  Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our small size, we feel it is not necessary to develop formal processes by which shareholders may communicate directly with directors.  Instead, we believe that our informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served our shareholders’ needs. In view of recently adopted SEC disclosure requirements related to this issue, the Board of Directors expects to review in the coming months whether more specific procedures are required. Until any other procedures are developed and posted on our website at www.georesourcesinc.com, any communication to the Board of Directors may be mailed to the Board, in care of our Secretary, at P.O. Box 1505, Williston, North Dakota 58801-1505 or contact the Secretary at (701) 572-2020, Ext. 113.  Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.”  All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. Our Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

OTHER BUSINESS

We know of no other matters to be presented at the Meeting.  If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

ACCOMPANYING DOCUMENTS TO SHAREHOLDERS

A copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement or has been sent to shareholders previously.  No part of this document is incorporated herein and no part thereof is to be considered proxy soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are GeoResources shareholders may be “householding” proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Secretary, GeoResources, Inc., P.O. Box 1505, Williston, North Dakota 58801-1505 or contact the Secretary at (701) 572-2020, Ext. 113. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

By Order of The Board of Directors.

GEORESOURCES, INC.

/s/ Cathy Kruse

CATHY KRUSE
Corporate Secretary

Dated:  September 30, 2009

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

GEORESOURCES, INC.

The undersigned shareholder of GeoResources, Inc., acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Shareholders to be held on Thursday, October 29, 2009, at 2:00 p.m., local time, at 1625 Broadway, Suite 1600, Denver, Colorado, and hereby appoints Frank A. Lodzinski and Collis P. Chandler, III, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said meeting and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof.  The above-named Attorneys and Proxies are instructed to vote all of the undersigned’s shares as follows:

1.	Election of Directors:

[ ]	FOR all nominees listed below (except as listed to the contrary below).
Frank A. Lodzinski	Collis P. Chandler, III	Jay F. Joliat	Christopher W. Hunt	Scott R. Stevens	Michael A. Vlasic	Nick L. Voller

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name in the line spaces provided.

[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.

2.	Transaction of such other matters as may properly come before the meeting and any adjournments thereof.
[ ]	FOR	[ ] AGAINST	[ ] ABSTAIN

YOU MAY VOTE IN FAVOR OF ALL THE ABOVE PROPOSALS WITHOUT CHECKING ANY OF THE ABOVE BOXES BY MERELY SIGNING, DATING AND RETURNING THIS PROXY.  IF THIS PROXY IS PROPERLY EXECUTED AND ANY OF THE ABOVE BOXES ARE CHECKED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER.

PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY.
Date:____________________________,______2009 No. of Shares:__________________
Sign Here:________________________________________________________________
_________________________________________________________________________
Signature(s) of Shareholder(s)
Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and fiduciaries should so indicate when signing.